UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2022

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Lynn Sullivan, Executive Vice President and Chief Risk Officer of Banc of California, Inc. (the “Company”) and Banc of California, National Association (the “Bank”), a wholly owned subsidiary of the Company, will retire from those positions effective December 31, 2022.

Effective January 1, 2023, the Company has promoted John Sotoodeh, age 52, to Chief Operating Officer of the Company and the Bank. Mr. Sotoodeh joined the Bank as President, Community & Business Banking Division in August 2019 and has served as Chief Operating Officer of the Bank since May 2021. Prior to that, Mr. Sotoodeh was employed for over 28 years by Wells Fargo & Company (“Wells Fargo”) in a number of leadership roles including as Regional Bank Executive for Wells Fargo’s Southwest Region and Lead Regional President for Wells Fargo in Southern California. Mr. Sotoodeh holds an undergraduate degree in finance from San Jose State University, graduated from the Pacific Coast Banking School and participated in the Harvard Business School Executive Program.

Mr. Sotoodeh has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 8.01. Other Events

The Company has announced the following executive promotions effective January 1, 2023:

•    Olivia Lindsay, Deputy Chief Risk Officer, has been promoted to Chief Risk Officer of the Company and the Bank. In her new role, Ms. Lindsay will oversee the Enterprise Risk Management organization and have responsibility for the Bank’s BSA, AML and overarching risk management program.

•    Hamid Hussain, President of Commercial and Real Estate Banking, has been promoted to President of the Bank. In his new role, Mr. Hussain will have responsibility for the overall strategy, goals and execution of the Bank’s client-facing teams outside the retail branches.

•    Ido Dotan, General Counsel, has been promoted to Chief Administrative Officer of the Company and the Bank, in addition to his role as General Counsel. Mr. Dotan’s expanded responsibilities will include implementing and facilitating organizational efficiency and coordination across all administrative areas of the Bank.

A copy of the press release issued by the Company on December 19, 2022, announcing the various appointments and retirement described in Item 5.02 and this Item 8.01, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.
99.1    Banc of California, Inc. Press Release dated December 19, 2022
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
December 19, 2022

/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary